EXHIBIT (9)(B)
                                  THE CRM FUNDS
                            TRANSFER AGENCY AGREEMENT


         AGREEMENT made the 1st day of January, 1998 between The CRM Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Shareholder Services, LLC ("FSS"), a corporation organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101.

         WHEREAS, the Trust is registered under the Act (as defined below) as an open-end management investment company and may issue its shares of beneficial interest, no par value, in separate series and classes; and

         WHEREAS, the Trust desires that FSS perform transfer agency, dividend disbursement agent and related services for each series of the Trust now existing or that in the future may be created, and for classes that may in the future be created in each of the separate investment portfolios of the Trust as listed on Schedule A hereto, as it may be amended from time to time (each a "Portfolio" and, collectively, the "Portfolios") and FSS is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and FSS do hereby agree as follows:

         SECTION 1.  APPOINTMENT.

         The Trust hereby appoints FSS as its transfer agent and FSS agrees to act in such capacity upon the terms set forth in this Agreement.

         SECTION 2.  DEFINITIONS.

         Whenever used in this Agreement, the following terms shall have the meanings specified, insofar as the context will allow:

         (a) ACT: The term Act shall mean the Investment Company Act of 1940, as amended from time to time.

         (b) BOARD: The term Board shall mean the board of trustees of the Trust.

         (c) CLASS: The term Class shall mean any future classes of each Series listed in Schedule A or any class of any Series that the Trust shall subsequently establish.

         (d) CUSTODIAN; CUSTODIAN AGREEMENT: The term Custodian shall mean The First National Bank of Boston, or any successor or other custodian acting as such for any current or future Series. The term Custodian Agreement shall mean the agreement or agreements between the Trust and the Custodian or Custodians providing for custodial services to the Trust.

         (e) TRUST: The term Trust shall mean The CRM Funds.

         (f) FUND ACCOUNTANT. The term Fund Accountant shall mean FSS or any successor thereto that is responsible for calculating a Series' net asset value and maintaining its accounting books and records.

         (g) FUND BUSINESS DAY: The term Fund Business Day shall mean each day that a Fund is open for trading as set forth in a Fund's then current prospectus.

         (h) ORAL INSTRUCTION: The term Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FSS in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by FSS to be a person or persons authorized by a resolution of the Board to give Oral Instructions on behalf of the Trust. Each Oral Instruction shall specify whether it is applicable to all of the Trust or to a specific Series or Class.

         (i) PROSPECTUS: The term Prospectus shall mean the then-current prospectus forming a part of an effective Registration Statement of the Trust under the Securities Act of 1933, as amended, and the Act covering the Shares of a Series or Class as the case may be, as the same may be amended or supplemented from time to time.

         (j) SERIES: The term Series shall mean each series listed in Schedule A or any series that the Trust shall subsequently establish.

         (k) SHARE CERTIFICATES: The term "Share Certificates" shall mean the certificates evidencing ownership of Shares of a series or class.

         (l) SHAREHOLDERS: The term Shareholders shall mean the registered owners from time to time of the Shares, as reflected on the share registry records of the Trust.

         (m) SHARES: The term Shares shall mean the issued and outstanding shares of beneficial interest, no par value, stock of the Trust, or any series or class of the Trust, including any fractions thereof.

         (n) VALUATION TIME: The term Valuation Time shall mean, with respect to each Series, the time at which the Series' net asset value is calculated, as disclosed in the Series' Prospectus.

         (o) WRITTEN INSTRUCTIONS: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FSS in original writing containing original signatures, or a copy of such document transmitted by facsimile, including transmission of such signature, or other mechanical or documentary means at the request of a person or persons reasonably believed in good faith by FSS to be a person or persons authorized by a resolution of the Board to give Written Instructions on behalf of the Trust. Each Written Instruction shall specify whether it is applicable to all of the Trust or a specific Series or Class.

         SECTION 3.  SHARE CERTIFICATES

         The Trust shall furnish to FSS a supply of blank Share Certificates of each Class of each Series and, from time to time, will renew such supply upon FSS's request. Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized to sign by the by-laws of the Trust and, if required by FSS, shall bear the Trust's seal or a facsimile thereof.

         SECTION 4.  ISSUANCE OF SHARES.

         FSS shall make original issues of Shares of each Class of each Series in accordance with Section 11, and the Trust's then current Prospectus, upon receipt of (i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Board authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and
(iv) an opinion of the Trust's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Trust of an appropriate notice with the Securities and Exchange Commission, as required by Rule 24f-2 under the Act. If the opinion described in (iv) above is contingent upon a filing under Rule 24f-2, the Trust shall fully indemnify FSS for any liability arising from the failure of the Trust to comply with that rule.

         SECTION 5.  TRANSFER OF SHARES.

         Transfers of Shares of each Class of each Series shall be registered on the Shareholder records maintained by FSS. In registering transfers of Shares, FSS may rely upon the Uniform Commercial Code or any other statutes that, in the opinion of FSS's counsel, protect FSS and the Trust from liability arising from
(i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, FSS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code or any other statutes.

         SECTION 6.  ISSUANCE AND TRANSFER OF SHARE CERTIFICATES

         Subject to the provisions of Section 8, new Share Certificates shall be issued by FSS upon surrender of outstanding Share Certificates in the form deemed by FSS to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. FSS shall forward Share Certificates in "non-negotiable" form by first-class or registered mail, or by whatever means FSS deems equally reliable and expeditious. While in transit to the addressee, all deliveries of Share Certificates shall be insured as FSS deems appropriate. FSS shall not mail Share Certificates in "negotiable" form unless requested in writing by the Trust and fully indemnified by the Trust to FSS's satisfaction. FSS may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to FSS, and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates as FSS deems appropriate. Unless otherwise directed by the Trust, FSS may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died, resigned or been removed by the Trust. The Trust shall file promptly with FSS approval, adoption or ratification of such action as may be required by law or FSS. All share certificates submitted for transfer or replacement shall be marked "canceled" or destroyed by FSS following the issuance in lieu of the Share Certificate of a new or replacement Share Certificate or shares not evidenced by a Share Certificate.

         SECTION 7.  MAINTENANCE OF STOCK RECORDS.

         FSS shall maintain customary stock registry records for each Class of each Series, noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates. FSS will also maintain for each Class of each Series an account entitled "Unissued Certificate Account" (or similar name) in which it will record the Shares issued and outstanding from time to time for which issuance of Share Certificates has not been requested. FSS is authorized to keep records for each Class of each Series, containing the names and addresses of record of Shareholders, and the number of Shares from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder account will be assigned a single account number for each Class of each Series, even though Shares for which Certificates have been issued will be accounted for separately.

         SECTION 8.  RECORDS REFLECTING ISSUANCES AND REDEMPTIONS.

         FSS shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. If Shares are purchased without such request, FSS shall merely note on its stock registry records the issuance of the Shares and credit the Unissued Certificate Account and the respective Shareholders' accounts with the Shares. Whenever Shares owned by Shareholders are surrendered for redemption, FSS shall make appropriate entries in the stock transfer records and debit the Unissued Certificate Account, if appropriate, and the record of issued Shares outstanding; and shall cancel any Share Certificate surrendered for redemption.

         SECTION 9.  RELIANCE BY FSS.

         In performing its duties hereunder, FSS may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly-authorized person or persons, or by the Trust, or upon the advice of counsel for the Trust or for FSS. FSS may record any transfer of Shares and Share Certificates which it reasonably believes in good faith to have been duly-authorized, or may refuse to record any transfer of Shares or Share Certificates if, in good faith, it deems such refusal necessary in order to avoid any liability on the part of either the Trust or FSS. The Trust agrees to indemnify and hold harmless FSS from and against any and all losses, claims, damages, liabilities or expenses that it may suffer or incur by reason of such good faith reliance, action or failure to act.

         SECTION 10.  INSPECTION OF RECORDS.

         FSS shall notify the Trust of any request or demand for the inspection of the Trust's share records. FSS shall abide by the Trust's instructions for granting or denying the inspection; provided, however, that FSS may grant the inspection without such instructions if it is advised by counsel to FSS that failure to do so will result in liability to FSS.

         SECTION 11.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

         (a) Shares shall be issued to investors at the net asset value next determined after FSS receives a completed purchase order.

         (b)      A purchase order shall be complete when FSS receives:

                  (i) an instruction directing investment in a Series or Class of a Series of the Trust;

                  (ii) a check or wire in the amount designated in the instruction; and,

                  (iii) in the case of an initial purchase, a completed account application; or,

                  (iv)     the information  required for purchases pursuant
                  to  a  selected  dealer  agreement,   processing  organization
                  agreement,   or  a   similar   contract   with   a   financial
                  intermediary.

         (c) Shares issued after receipt of a completed purchase order shall be eligible to receive dividend and capital gain distributions:

                  (i) in the case of Series that do not declare dividends daily, on the next Fund Business Day after FSS receives the completed purchase order;

                  (ii) in the case of Series that are money market funds, on the same Fund Business Day as FSS receives Federal Funds; and,

                  (iii) in the case of Series, other than money market funds, that declare dividends daily, on the next Fund Business Day after FSS receives Federal Funds.

         (d) Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless such other times shall be noted in a
Prospectus:

                  (i) for a wire received, at the time of the receipt of the wire;

                  (ii) for a check drawn on a member bank of the Federal Reserve System and received prior to 12:00 noon., Eastern Time on a Fund Business Day, on the Fund Business Day following receipt;

                  (iii) for a check drawn on a member bank of the Federal Reserve System and received at or after 12:00 noon., Eastern time on a Fund Business Day, on the second Fund Business Day following receipt; and

                  (iv) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as the Transfer Agent actually receives Federal Funds in respect of that check.

         SECTION 12.  COMPUTATION OF NET ASSET VALUE; CONFIRMATIONS.

         (a) On each Fund Business Day, as soon as possible after each Valuation Time for a Series, FSS shall obtain from the Fund Accountant a quotation (on which it may conclusively rely) of the net asset value for each Class of the Series as of that Valuation Time. FSS shall use the net asset value determined as of the Valuation Time to compute the number of Shares of each Class of a Series to be purchased and the aggregate purchase proceeds to be deposited with the Custodian based on the completed purchase orders received by FSS on that day prior to the Valuation Time for the Series. FSS shall thereupon pay the Custodian the aggregate net asset value of shares of each Class of the Series purchased for which payment has been received by FSS.

         (b) As necessary but no more frequently than once daily (unless a more frequent basis is agreed to by FSS), FSS shall issue the proper number of Shares to be purchased pursuant to subsection (a) above. Promptly thereafter FSS shall send written confirmation of such purchase to the Custodian and the Trust or Fund Accountant.

         (c) FSS shall also credit each Shareholder's separate account with the number of Shares purchased by such Shareholder. FSS shall promptly thereafter mail written confirmation of the purchase to each Shareholder and to the Trust if requested. Each confirmation shall indicate the prior Share balance, the new Share balance, the amount invested and the price paid for the newly-purchased Shares.

         SECTION 13.  SHARE REDEMPTIONS.

         Prior to each Valuation Time for a Series on each Fund Business Day, as specified in accordance with Section 12, FSS shall process all requests to redeem Shares of each Series or Class of the Series in accordance with Section
8. Upon confirmation of the net asset value by the Fund Accountant, FSS shall notify the Trust and the Custodian of the redemption amount, apply the redemption proceeds in accordance with Section 14 and the Prospectus, record the redemption in the stock registry books, and debit the redeemed Shares from the Unissued Certificates Account, if appropriate, and the account of the Shareholder, and mark "canceled" or destroy any Share Certificates evidencing the redeemed shares.

         In lieu of carrying out the redemption procedures described in the preceding paragraph, FSS may, at the request of the Trust, sell Shares of each class of each Series to the Trust as repurchases from Shareholders, provided that the sale price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified. The Trust may authorize FSS by Written Instruction to effect any redemptions upon provision of an indemnity satisfactory in form to FSS.

         SECTION 14.  REDEMPTION PROCEEDS.

         The proceeds of redemption shall be remitted by FSS in accordance with the Prospectus as follows:

         (a) By check mailed to the Shareholder at the Shareholder's address of record. The redemption request and Share Certificates, if any, for Shares being redeemed must reflect a guarantee of the owner's signature as described in
Section 23; or

         (b) By other procedures commonly followed by mutual funds, as set forth in the Prospectus and in a Written Instruction from the Trust and mutually agreed upon by the Trust and FSS. For purposes of redemption of shares of any Class of any Series that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Trust shall provide FSS with Written Instructions concerning the time within which such requests may be honored. The authority of FSS to perform its responsibilities under Sections 12 and 13 shall be suspended if FSS receives notice of the suspension of the determination of the net asset value of any series of the Trust.

         SECTION 15.  DIVIDENDS.

         Upon the declaration with respect to a Series or Class of a Series of each dividend and capital gain distribution by the Board, the Trust shall notify FSS of the date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment, and the payment and reinvestment date. On or before each payment date the Trust will transfer, or cause the Custodian to transfer, to FSS the total amount of the dividend or distribution currently payable. FSS will, as of the ex-dividend date, reinvest all dividends and distributions in additional Shares of the same Series or Class of a Series and promptly mail to each Shareholder at his address of record, a statement showing the number of Shares (rounded to three decimal places) of that Class then owned by the Shareholder and the net asset value of such Shares, or transmit such information in accordance with any arrangement between the Shareholder and FSS; provided, however, that if a Shareholder elects to receive dividends and distributions in cash, FSS shall prepare a check in the appropriate amount and mail it to the Shareholder at the Shareholder's address of record within five (5) Fund Business Days after the designated payment date or transmit the appropriate amount in Federal Funds in accordance with any arrangement between the Shareholder and FSS.

         SECTION 16.  BOOKS AND RECORDS.

         (a) The Trust shall deliver or cause to be delivered over to FSS (i) an accurate list of Shareholders of the Trust, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding Share Certificates or by non-certificated Share accounts and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by FSS under this Agreement (collectively referred to as the "Materials"). The Trust shall indemnify and hold harmless FSS from and against any and all losses, claims, damages, liabilities or expenses arising out of or in connection with any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Trust to provide any portion of the Materials or to provide any information in the Trust's possession needed by FSS to knowledgeably perform its functions.

         (b) FSS shall prepare and maintain or cause to be prepared and maintained records in such form for such periods and in such locations as may be required by applicable regulations, all documents and records relating to the services provided to the Trust pursuant to this Agreement required to be maintained pursuant to the Act, rules and regulations of the Securities and Exchange Commission, the Internal Revenue Service and any other national, state or local government entity with jurisdiction over the Trust. The books and records pertaining to the Trust which are in possession of FSS shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during FSS's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor to any of FSS's obligations hereunder, FSS shall, in good faith and at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by FSS under this Agreement.

         SECTION 17.  COOPERATION WITH INDEPENDENT ACCOUNTANTS.

         FSS shall cooperate with the Trust's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

         SECTION 18.  OTHER SERVICES.

         In addition to the services described above, FSS will perform other services for the Trust as mutually agreed upon in writing from time to time, including but not limited to preparing and filing federal tax forms with the Internal Revenue Service, mailing federal tax information to Shareholders, mailing Shareholder reports, preparing the annual list of Shareholders, mailing notices of Shareholders' meetings, proxies and proxy statements and tabulating proxies. FSS shall answer certain Shareholder inquiries related to their share accounts and other correspondence requiring an answer from the Trust.

         SECTION 19.  SERVICE DAYS.

         Nothing contained in this Agreement is intended to or shall require FSS, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

         SECTION 20.  COMPENSATION.

         (a) The Trust agrees to pay to FSS compensation for its services as set forth in Schedule B attached hereto, or as shall be set forth in written amendments to Schedule B approved by the Trust and FSS from time to time. These fees shall be paid monthly in advance. Fees will begin to accrue for each Series on the latter of the effective date of this Agreement or the date of commencement of operations of such Series.

         (b) FSS shall be reimbursed for its reasonable out of pocket and ancillary costs incurred in providing any transfer agency services hereunder, including the cost of (or appropriate share of the cost of): (i) any and all forms and stationery used or specially prepared for the purpose; (ii) postage;
(iii) telephone services; (iv) bank fees; (v) electronic or facsimile transmission; and (vi) any items the Trust is responsible for as described in the Trust's agreements with CRM Advisers, LLC; FSS; or Forum Financial Services, Inc. The Trust shall reimburse FSS for all reasonable expenses and employee time attributable to any review of the Trust's accounts and records by the Trust's independent public accountants or any regulatory body outside of routine and normal periodic reviews. In the event that this agreement is terminated and a successor transfer agent is appointed, FSS shall be reimbursed for reasonable charges and disbursements associated with promptly transferring to the successor transfer agent the original or copies of all books and records maintained by FSS hereunder, and cooperating with, and providing reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities.

         (c) FSS may, with the consent of the Trust, which consent shall not be withheld unreasonably, subcontract the performance of all, or any portion of, the services to be provided hereunder with respect to any Shareholder or group of Shareholders to any Processing Organization or agent of FSS and may reimburse any such Processing Organization or agent for the services it performs; provided that no such reimbursement will increase the amount payable by the Trust pursuant to this Agreement.

         (d) Except as permitted by this Agreement with regard to indemnity, the foregoing shall be full and complete compensation and reimbursement for all FSS's expenses incurred in connection with the services contemplated by this Agreement, and FSS shall be entitled to no additional expense reimbursement or other payments of any nature.

         SECTION 21.  TAXES.

         FSS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Trust or any Shareholder, excluding taxes assessed against FSS for compensation received by it hereunder.

         SECTION 22. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION.

         (a) FSS shall use its best judgment and efforts in rendering the services described in this agreement. FSS shall not be liable to the Trust for any action or inaction of FSS in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to a Portfolio made to FSS by an officer of the Trust duly authorized. FSS shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

         (b) The Trust agrees to indemnify and hold harmless FSS, its employees, agents, officers and trustees against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of FSS's actions or omissions that are consistent with the standard of care set forth in paragraph (a) of this section.

         (c) FSS agrees to indemnify and hold harmless the Trust, its employees, agents, officers and trustees against and from any and all claims, judgments, losses, charges (including attorneys' fees) and other reasonable expenses arising out of FSS's actions or omissions that are inconsistent with the standard of care set forth in paragraph (a) of this section.

         (d) Neither party shall be required to indemnify the other if, prior to confessing any claim against it which may be subject to indemnification, the indemnified party does not give the indemnifying party written notice of, and reasonable opportunity to defend against, the claim.

         SECTION 23.  SIGNATURE GUARANTEES.

         Upon receipt of Written Instructions, FSS is authorized to make payment upon redemption of Shares or otherwise effect any transaction or class of transaction without a signature guarantee, and the Trust hereby agrees to indemnify and hold FSS harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands or losses whatsoever arising out of or in connection with such payment or transactions if made in accordance with such Written Instructions. Signature guarantees may be provided by any eligible institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, that is authorized to guarantee signatures, and is acceptable to FSS.

         SECTION 24.  ADOPTION OF PROCEDURES.

         The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and FSS may conclusively rely on the determination of the Trust that any procedure that has been approved by the Trust does not conflict with or violate any requirement of its Trust Instrument, Bylaws or Registration Statement, or any rule, regulation or requirement of any appropriate regulatory body.

         SECTION 25.  BOARD RESOLUTIONS.

         The Trust shall file with FSS a certified copy of the operative resolution of the Board authorizing the execution of Written Instructions or the transmittal of Oral Instructions.

         SECTION 26.  RETURNED CHECKS.

         In the event that any check or other order for the payment of money is returned unpaid for any reason, FSS shall promptly notify the Trust of the non-payment.

         SECTION 27.  NOTICES.

         Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, or by first-class mail, postage prepaid, or by overnight or two-day private mail service to the respective party. Notice to the Trust shall be given as follows until further notice:

                  The CRM Funds
                  Two Portland Square
                  Portland, ME  04101

Notice to FSS shall be given as follows until further notice:

                  Forum Shareholder Services, LLC
                  Two Portland Square
                  Portland, Maine 04101

         SECTION 28.  REPRESENTATIONS AND WARRANTIES.

         The Trust represents and warrants to FSS that the execution and delivery of this Agreement by the undersigned officer of the Trust has been duly and validly authorized by resolution of the Board. FSS represents and warrants to the Trust that the execution and delivery of this Agreement by the undersigned officer of FSS has also been duly and validly authorized.

         SECTION 29.  EFFECTIVENESS, DURATION AND TERMINATION.

         (a) This Agreement shall become effective as of the date first above written with respect to existing series of the Trust, and shall relate to every other Series as of the date on which the Trust's Registration Statement relating to the shares of such Series becomes effective.

         (b) This Agreement shall remain in effect indefinitely.

         (c) This Agreement may be terminated with respect to any Series, or Class thereof, without the payment of any penalty, (i) by a vote of a majority of the Board on 60 days' written notice to FSS or (ii) by FSS on not less than 60 days' written notice to the Trust. Such termination shall be effective as of the date specified in the notice. Upon receiving notice of termination by FSS, the Trust shall use its best efforts to obtain a successor transfer agent. Upon receipt of written notice from the Trust of the appointment of the successor transfer agent and Oral or Written Instructions, and upon payment to FSS of all fees owed through the effective termination date, and reimbursement for reasonable charges and disbursements (as described in Section 20), FSS shall promptly transfer to the successor transfer agent the original or copies of all books and records maintained by FSS hereunder including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out the successor transfer agent's responsibilities. For so long as FSS continues to perform any of the services contemplated by this Agreement after termination of this Agreement (as agreed to by the Trust and FSS), the provisions of Sections 20 and 21 hereof shall continue in full force and effect.

         SECTION 30.  CONFIDENTIALITY

         FSS agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that FSS may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the Securities and Exchange Commission;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

         (c) release such other information when approved in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FSS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or when so requested by the Trust.

         SECTION 31.  MISCELLANEOUS.

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         (c) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (d) Section and Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) Notices, requests, instructions and communications received by the parties at their respective principal addresses, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (f) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of FSS, or by FSS, without the written consent of the Trust authorized or approved by a resolution of the Board.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Maine.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                  THE CRM FUNDS


                                                     /s/ Fred M. Filoon
                                                      Fred M. Filoon
                                                      President

                                                 FORUM SHAREHOLDER SERVICES, LLC


                                                     /s/ John Y. Keffer
                                                     John Y. Keffer
                                                     President

                                  THE CRM FUNDS
                            TRANSFER AGENCY AGREEMENT


                                   SCHEDULE A
                             PORTFOLIOS OF THE TRUST
                              AS OF JANUARY 2, 1998




                          The CRM Small Cap Value Fund
                           The CRM Mid Cap Value Fund
                               The CRM Value Fund





                                  THE CRM FUNDS
                            TRANSFER AGENCY AGREEMENT


                                   SCHEDULE B
                                      FEES

         For its services hereunder, FSS will receive fees calculated as follows: (i) a fee of $24,000 per year with respect to each series, such amounts to be computed and paid monthly in advance by the Trust; (ii) Annual Shareholder Account Fees of $30.00 per Investor Class account or $120 per Institutional Class account; such fees to be paid monthly and computed as of the last business day of the prior month; (iii) a fee of 0.10% of average net assets attributable to Investor shares (iv) for series with multiple share classes, an additional fee of $12,000 per additional class per year; and (v) reasonable out-of-pocket expenses billed at cost.

         The rates set forth above shall remain fixed through December 31, 1998. On January 1, 1999, and on each successive January 1, the rates shall be adjusted to reflect changes in the Consumer Price Index for the preceding calendar year, as published by the U.S. Department of Labor, Bureau of Labor Statistics.